UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2006

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0499007 (I.R.S. Employer Identification Number)

200 Carillon Parkway, St. Petersburg, Florida (Address of Principal Executive Offices)	33716-2325 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

N/A

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 24, 2006, Catalina Marketing Corporation amended its August 2004 Credit Facility into a five-year, $175.0 million multi-currency revolving credit facility with J. P. Morgan Securities Inc. as sole lead arranger, Bank of America N.A. serving as the syndication agent, Sun Trust Bank and Comerica Bank serving as documentation agents and JP Morgan Chase, National Association serving as the administrative agent. Under certain conditions, the Company may increase the revolving credit line up to $275.0 million. The facility is unsecured and may be used for general corporate purposes including, but not limited to, refinancing existing debt, share repurchases and capital expenditures.

The Credit Facility also provides, within the maximum commitment, up to the U.S. Dollar equivalent of $50.0 million in available borrowings in Japanese Yen by Catalina Marketing Japan K.K., $25.0 million for U.S. dollar-only commercial and standby letters of credit, and a maximum U.S. dollar-only “Swing Line” (i.e., an overnight facility), as that term is defined in the agreement, of $10.0 million.

The interest rate on advances under the Credit Facility is based on (a) the greater of the Prime Rate or the Federal Funds Effective Rate plus one-half percent or, (b) the Eurocurrency Base Rate, as those terms are defined in the Credit Facility. A percentage margin, ranging from 0.45% to 1.125% and determined based upon our Leverage Ratio, as that ratio is defined in the Credit Facility, is added to the Eurocurrency Base Rate.

The Company will pay a quarterly commitment fee ranging from 0.09% to 0.225% of the unused portion of the Credit Facility and determined based upon our Leverage Ratio, as that ratio is defined in the Credit Facility. Usual and customary fees are payable for letters of credit that are issued under the agreement. The Company may, at its option, reduce the maximum commitment amount of the Credit Facility and generally may prepay any amounts outstanding without penalty. The Credit Facility is unsecured, with a negative pledge on all material assets, and is guaranteed by all material U.S. subsidiaries of the Company.

Item 2.02. Results of Operations and Financial Condition

The following disclosure is being furnished pursuant to Item 2.02 of Form 8-K—Results of Operations and Financial Condition. On October 26, 2006, Catalina Marketing Corporation issued a press release announcing its financial results for its quarter ended September 30, 2006. The press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 2.02 disclosure.

Item 7.01 Regulation FD Disclosure

On October 26, 2006, Catalina Marketing Corporation issued a press release announcing that it has reached a memorandum of understanding to settle the pending and consolidated shareholder class action lawsuit. The settlement, which is on terms that do not adversely affect the Company, involved no admission of “liability” by the Company or any of the current and former directors and former officers named in the lawsuit. The settlement is subject to various conditions including court approvals and other customary conditions. The press release is attached to this Current Report as Exhibit 99.2.

The information in items 2.02 and 7.01 of this Current Report, including the exhibits 99.1 and 99.2 attached hereto, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01. Financial Statements and Exhibits

Exhibits

Exhibit Number	Description

99.1	Press Release dated October 26, 2006

99.2	Press Release dated October 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

October 26, 2006	CATALINA MARKETING CORPORATION (Registrant)

/s/ Rick P. Frier
	Name:	Rick P. Frier
	Title:	Executive Vice President and Chief Financial Officer (Authorized officer of Registrant and principal financial and accounting officer)